Exhibit 99.2

XYNOMIC PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In U.S. dollars, except share data)

		As of December 31,	As of March 31,
	Note	2018	2019
			(Unaudited)
ASSETS

Current assets:
Cash	2	$4,746,370	$1,049,561
Prepaid expenses	4	277,750	98,874
Total current assets		5,024,120	1,148,435
Property and equipment, net	5	280,730	486,363
Intangible assets, net		1,937	1,701
Other non-current assets	6	155,176	175,035

TOTAL ASSETS		$5,461,963	$1,811,534

LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Bank overdraft		$4,954	$6,040
Accrued expenses and other current liabilities	7	14,407,261	17,615,282
Amount due to shareholders	12	3,233,728	2,872,456
Total current liabilities		17,645,943	20,493,778

Total liabilities		17,645,943	20,493,778

Commitments and Contingencies	11

Mezzanine equity:
Angel Preferred Shares (par value US$0.0001 per share as of December 31, 2018 and March 31, 2019; 23,435,379 shares authorized, issued and outstanding as of December 31, 2018 and March 31, 2019. Redemption value of US$580,256 and US$591,373 as of December 31, 2018 and March 31,2019; Liquidation value of US$811,332 and US$826,875 as of December 31, 2018 and March 31, 2019)	8	580,256	591,373
Series A-1 Preferred Shares (par value US$0.0001 per share as of December 31, 2018 and March 31, 2019; 12,147,500 shares authorized, issued and outstanding as of December 31, 2018 and March 31, 2019. Redemption value of US$4,905,780 and US$4,999,764 as of December 31, 2018 and March 31, 2019; Liquidation value of US$6,964,223 and US$7,097,643 as of December 31, 2018 and March 31, 2019)	8	4,905,780	4,999,764
Series B Preferred Shares (par value US$0.0001 per share as of December 31, 2018 and March 31, 2019; 5,281,101 shares authorized, 5,281,101 shares issued and outstanding as of December 31, 2018 and March 31, 2019. Redemption value of US$2,424,712 and US$4,017,589 as of December 31, 2018 and March 31, 2019; Liquidation value of US$24,335,989 and US$24,678,294 as of December 31, 2018 and March 31, 2019)	8	2,424,712	4,017,589
Total mezzanine equity		7,910,748	9,608,726

Shareholders’ deficit:
Ordinary shares (par value US$0.0001 per share as of December 31, 2018 and March 31, 2019; 149,617,121 shares authorized, 9,617,121 shares issued and outstanding as of December 31, 2018 and March 31, 2019)		962	962
Additional paid-in capital		14,168,915	20,154,219
Accumulated other comprehensive income		58,564	21,573
Accumulated deficit		(34,323,169)	(48,467,724)
Total shareholders’ deficit		(20,094,728)	(28,290,970)

TOTAL LIABILITIES, MEZZANINE EQUITY AND SHAREHOLDERS’ DEFICIT		$5,461,963	$1,811,534

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

XYNOMIC PHARMACEUTICALS, INC.

UNAUDITED CONDENSED CONSOLIDATED statements of COMPREHENSIVE lOSS

(In U.S. dollars, except share data)

	Note	Three Months Ended March 31,
		2018	2019

Operating expenses:
Research and development		$466,402	$5,324,310
General and administrative		103,475	8,779,249
General and administrative to related parties	12	49,053	25,908
Total operating expenses		618,930	14,129,467

Loss from operations		618,930	14,129,467

Interest expenses to a related party	12	-	15,088
Loss from operations before income tax benefit		618,930	14,144,555

Income tax	3	-	-
Net loss		618,930	14,144,555

Accretion to preferred share redemption value		97,316	1,697,978
Net loss attributable to ordinary shareholders		716,246	15,842,533

Other comprehensive loss:
Foreign currency translation adjustment, net of nil income taxes		-	36,991
Total other comprehensive loss		-	36,991

Comprehensive loss attributable to ordinary shareholders		716,246	15,879,524

Weighted average ordinary shares outstanding – basic and diluted		9,617,121	9,617,121

Loss per share - basic and diluted	9	0.07	1.65

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

XYNOMIC PHARMACEUTICALS, INC.

UNAUDITED CONDENSED CONSOLIDATED statements of cash flows

(In U.S. dollars)

	Three Months Ended March 31,
	2018	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(618,930)	$(14,144,555)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	-	7,683,282
Amortization	102	246
Depreciation	-	23,981
Changes in operating assets and liabilities:
Prepaid expenses	3,411	184,144
Prepaid expenses to a shareholder	47,490	-
Other non-current assets	-	(18,325)
Accrued expenses and other payables	16,417	3,068,190
Amount due to shareholders	-	(65,552)
Net cash used in operating activities	(551,510)	(3,268,589)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(92,367)
Net cash used in investing activities	-	(92,367)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bank overdraft	(31,288)	1,086
Repayment of advance from a Series B shareholder	-	(747,189)
Advance from a shareholder	498,222	412,961
Net cash provided by/(used in) financing activities	466,934	(333,142)

Effect of foreign exchange rate changes on cash	-	(2,711)

NET DECREASE IN CASH	(84,576)	(3,696,809)
CASH, BEGINNING OF THE PERIOD	100,344	4,746,370
CASH, END OF THE PERIOD	$15,768	$1,049,561

SUPPLEMENTAL INFORMATION
Interest paid	-	-
Income tax paid	-	-
Acquisition of property and equipment included in accrued expenses and other liabilities	-	133,061

The accompany notes are an integral part of these unaudited condensed consolidated financial statements.

XYNOMIC PHARMACEUTICALS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2018 AND 2019

(In U.S. dollars, except share data)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted as permitted by rules and regulations of the United States Securities and Exchange Commission (“SEC”). The condensed consolidated balance sheet as of December 31, 2018 was derived from the audited consolidated financial statements of Xynomic Pharmaceuticals, Inc. (“the Company”) and its subsidiaries (the “Group”). The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the consolidated balance sheet of the Group as of December 31, 2018, and the related consolidated statements of comprehensive loss, changes in equity and cash flows for the year then ended, included in Bison Capital Acquisition Corp.’s Proxy Statement/Prospectus on Form S-4/A filed with the SEC on April 4, 2019.

In the opinion of management, all adjustments (which include normal recurring adjustments) necessary to present a fair statement of the financial position as of March 31, 2019, the results of operations and cash flows for the three months ended March 31, 2018 and 2019, have been made.

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Significant accounting estimates include, but not limited to the fair value of the ordinary shares to determine the existence of beneficial conversion feature of the redeemable convertible preferred shares, the fair value of share-based compensation awards, depreciable lives of property and equipment, the recoverability of the carrying amounts of property and equipment and the recoverability of deferred income tax assets. Changes in facts and circumstances may result in revised estimates. Actual results could differ from those estimates, and as such, differences may be material to the unaudited condensed consolidated financial statements.

Liquidity

The Group has not generated any revenues from product sales. Substantial additional financing will be required by the Group to continue to fund its research and development activities. No assurance can be given that any such financing will be available when needed or that the Group’s research and development efforts will be successful.

The Group’s ability to fund operations is based on its ability to attract investors and its ability to borrow funds on reasonable economic terms. Historically, the Group has relied principally on equity financing and shareholder’s borrowings to fund its operations and business development. The Group’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes generating revenues after drug marketing, controlling operating expenses, as well as, continuing to obtain additional equity financing. On April 3, 2018, the Group issued convertible notes to Northern Light Venture Capital V, Ltd., and Bo Tan and received proceeds of US$2,500,000, which were converted into 776,633 Series B Preferred Shares in August 2018. Further in August 2018, the Group raised US$17 million by issuance of 5,281,101 Series B Preferred Shares to certain investors, including the conversion of convertible notes of US$2.5 million.

On May 15, 2019, the Company closed a merger (the “Closing”), pursuant to certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated as of September 12, 2018, entered into by and among by and among (i) Bison Capital Acquisition Corp., a British Virgin Islands company to be domesticated to Delaware immediately prior to the Merger (“Bison”, sometimes is referred as “XYN” posting the Merger); (ii) Bison Capital Merger Sub Inc., a Delaware corporation (“Merger Sub”) (iii) the Company; and (iv) Yinglin Mark Xu (“Stockholder Representative”), solely in his capacity as the Stockholder Representative thereunder, among other things, Merger Sub merged with and into the Company, with the Company continuing as the surviving entity and a wholly-owned subsidiary of Bison, which then changed its name to “Xynomic Pharmaceuticals Holdings, Inc.” (the “Merger” and “XYN”).

On the same day, XYN received written notice from the staff of the NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Staff had determined to delist its securities from NASDAQ based upon the non-compliance with the requirement of a minimum of 300 round lot holders of and 400 round lot holders of purchase warrants and the requirement of the minimum US$5 million in stockholders’ equity. XYN intends to request a hearing before the Nasdaq Hearings Panel (the “Panel”), and such request will stay any suspension or delisting action by Nasdaq pending the completion of the hearing process and the expiration of any extension period that may be granted to XYN by the Panel. XYN intends to pursue certain actions to increase the number of round lot holders of its common stock and warrants as well as increase its stockholders’ equity as soon as practicable to meet the applicable listing requirements; however, there can be no assurances that XYN will be able to do so within the period of time that may be granted by the Panel.

The Group also plans to attract institutional investors following the business combination. Further, the Group can adjust the pace of its clinical development and patient recruitment and control the operating expenses of the Group.

The Group currently does not have any commitments to obtain additional funds and may be unable to obtain sufficient funding in the future on acceptable terms, if at all. If the Group cannot obtain the necessary funding, it will need to delay, scale back or eliminate some or all of its research and development programs to: commercialize potential products or technologies that it might otherwise seek to develop or commercialize independently; consider other various strategic alternatives, including another merger or sale of the Group; or cease operations; or its securities may be delisted from Nasdaq. If the Group engages in collaborations, it may receive lower consideration upon commercialization of such products than if it had not entered into such arrangements or if it entered into such arrangements at later stages in the product development process.

The Group has prepared its financial statements assuming that it will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. The Group has incurred recurring losses from operations since inception. The Group incurred a net loss of US$14,144,555 for the three months ended March 31, 2019. Further, as of March 31, 2019, the Group had net current liabilities (current assets less current liabilities) of US$19,345,343 and accumulated deficit of US$48,467,724. The Group’s ability to continue as a going concern is dependent on its ability to raise capital to fund its current research and development activities and future business plans. Additionally, volatility in the capital markets and general economic conditions in the United States may be a significant obstacle to raising the required funds. These factors raise substantial doubt about its ability to continue as a going concern. The financial statements included herein do not include any adjustments that might be necessary should the Group be unable to continue as a going concern. If the going concern basis were not appropriate for these financial statements, adjustments would be necessary in the carrying value of assets and liabilities, the reported expenses and the balance sheet classifications used.

Operations of the Group are subject to certain risks and uncertainties including various internal and external factors that will affect whether and when the Group’s product candidates become approved drugs and how significant their market share will be, some of which are outside of the Group’s control. The length of time and cost of developing and commercializing these product candidates and/or failure of them at any stage of the drug approval process will materially affect the Group’s financial condition and future operations.

(b)	Share-based Compensation

The Company granted share options to its selected employees and non-employee consultants.

Share-based awards granted to employees with service conditions attached are measured at the grant date fair value and are recognized as an expense using graded vesting method over the requisite service period, which is generally the vesting period. The forfeitures are accounted when they occur.

In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). The new guidance largely aligns the accounting for share-based awards issued to employees and nonemployees. Existing guidance for employee awards will apply to non-employee share-based transactions with limited exceptions. The Company adopted this guidance on January 1, 2019.

Share-based awards granted to non-employees are measured at the grant date fair value. When no future services are required to be performed by the non-employee in exchange for an award of equity instruments, the cost of the award is expensed on the grant date.

Option-pricing models are adopted to measure the value of awards at each grant date. The determination of fair value is affected by the share price as well as assumptions relating to a number of complex and subjective variables, including but not limited to the expected share price volatility, actual and projected employee and non-employee share option exercise behavior, risk-free interest rates and expected dividends. The use of the option-pricing model requires extensive actual employee and non-employee exercise behavior data for the relative probability estimation purpose, and a number of complex assumptions.

(c)	Concentration and risk

Concentration of suppliers

The following suppliers for the Group’s research and development activities accounted for 10% or more of research and development expenses for the three months ended March 31, 2018 and 2019:

	For the Three Months Ended March 31,
	2018		2019
	USD	%	USD	%
Supplier A	*	*	2,632,651	49%
Supplier B	*	*	678,925	13%
Supplier C	112,326	24%	*	*
Supplier D	102,223	22%	*	*
Supplier E	99,394	21%	*	*
Supplier F	73,271	16%	*	*

*	Represents less than 10% of research and development expenses for the three months ended March 31, 2018 and 2019.

2.	CASH

The Company’s cash is deposited in financial institutions at below locations:

	As of December 31, 2018	As of March 31, 2019
Financial institutions in the mainland of the PRC
—Denominated in RMB	$523	$495

Financial institutions in the United States
—Denominated in USD	$4,745,847	$1,049,066

Total cash balances held at financial institutions	$4,746,370	$1,049,561

3.	INCOME TAXES

	Three Months Ended March 31,
	2018	2019

Loss before income taxes	$(618,930)	$(14,144,555)
Income tax expenses	-	-
Effective income tax rate	0%	0%

The effective income tax rates for the three months ended March 31, 2018 and 2019 were 0% and 0%, respectively. The effective income tax rate for the three months ended March 31, 2018 and 2019 differs from the U.S. Federal statutory corporate income tax rate of 21% is primarily due to the increase in valuation allowance.

4.	PREPAID EXPENSES

Prepaid expenses consist of the following:

	As of December 31, 2018	As of March 31, 2019

Prepaid research and development expenses	$207,988	$6,967
Prepaid rental expenses	66,371	62,992
Prepaid health insurance	-	23,703
Others	3,391	5,212
Total prepaid expenses	$277,750	$98,874

5.	PROPERTY AND EQUIPMENT, NET

	As of December 31, 2018	As of March 31, 2019

Leasehold improvement	$276,839	$296,524
Lab equipment	-	200,087
Electronic equipment	4,379	14,357
Property and equipment	281,218	510,968
Less: accumulated depreciation	(488)	(24,605)
Property and equipment, net	$280,730	$486,363

The depreciation expense for property and equipment was nil and US$23,981 for the three months ended March 31, 2018 and 2019, respectively.

6.	OTHER NON-CURRENT ASSETS

Other non-current assets consist of the following:

	As of December 31, 2018	As of March 31, 2019

VAT input tax	$52,762	$78,673
Prepaid insurance	93,075	87,407
Deposits	9,339	8,955
Total other non-current assets	$155,176	$175,035

7.	ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	As of December 31, 2018	As of March 31, 2019

Research and development expense-Contract Research Organizations	$10,304,750	$12,889,717
Research and development expense-Contract Manufacture Organizations	1,874,956	2,105,725
License fee payable	1,000,000	1,000,000
Professional fee	824,360	985,963
Payroll and social insurance	147,692	280,343
Payables for equipment	-	138,002
Payable for leasehold improvement	110,736	105,795
Others	144,767	109,737
Total accrued expenses and other current liabilities	$14,407,261	$17,615,282

8.	REDEEMABLE CONVERTIBLE PREFERRED SHARES

Redeemable convertible preferred shares consist of the following:

	Angel Preferred Shares	Series A-1 Preferred Shares	Series B Preferred Shares
Balance as of December 31, 2018	$580,256	$4,905,780	$2,424,712
Redemption value accretion	11,117	93,984	1,592,877
Balance as of March 31, 2019	$591,373	$4,999,764	$4,017,589

9.	LOSS PER SHARE

Basic and diluted net loss per share for each of the periods presented are calculated as follow:

	Three Months Ended March 31,
	2018	2019

Numerator:
Net loss attributable to ordinary shareholders	$716,246	$15,842,533
Denominator:
Weighted average number of ordinary shares-basic and diluted	9,617,121	9,617,121
Net loss per share-basic and diluted	$0.07	$1.65

When the dividends to preferred shares are not fully paid, the ordinary shares holders shall not participate in undistributed earnings. If all dividends to preferred shares holders are fully paid, the holders of the preferred shares and the holders of the ordinary shares participate in undistributed earnings on a pro rata basis, as if the preferred shares had been converted into ordinary shares.

As a result of the Group’s net loss for the three months ended March 31, 2018 and 2019, preferred shares and options outstanding in the respective periods were excluded from the calculation of diluted loss per share as their inclusion would have been anti-dilutive.

	Three Months Ended March 31,
	2018	2019

Number of Angel Preferred Shares outstanding	23,435,379	23,435,379
Number of Series A-1 Preferred Shares outstanding	12,147,500	12,147,500
Number of Series B Preferred Shares outstanding	-	5,281,101
Number of Share options outstanding	-	886,046

10.	LICENSES ARRANGEMENT

License agreement with Pharmacyclics LLC (“Pharmacyclics”)

In February 2017, the Group entered into a license agreement with Pharmacyclics, under which the Group obtained an exclusive and worldwide license or sublicense under certain patents and know-how of Pharmacyclics to develop, manufacture and commercialize Pharmacyclics’s HDAC inhibitor, also known as Abexinostat, for all human and non-human diagnostic, prophylactic, and therapeutic uses.

Under the terms of the agreement, the Group made upfront payments of US$3.5 million in 2017 and 1st milestone payment of US$3.5 million in 2018 to Pharmacyclics which were recorded as research and development expenses in 2017 and 2018, respectively. In addition, the Group is obligated to pay the following development and regulatory milestone payments: 1) 2nd milestone payment of US$6,500,000 upon regulatory approval for the first indication for a licensed product in China or in the United States; 2) 3rd milestone payment of US$4,000,000 upon regulatory approval for the second indication for a licensed product in China or in the United States.

In addition, the Group will pay to Pharmacyclics royalties at a flat high-teen percentage rate on the net sales of the licensed products. The Group shall have no obligation to pay any royalty with respect to net sales of any licensed product in any country or other jurisdiction after the royalty term for such licensed product in such country or other jurisdiction has expired.

The license agreement with Pharmacyclics will remain in effect until the expiration of the royalty term and may be early terminated by either party for the other party’s uncured material breach, bankruptcy, insolvency, or similar event. Pharmacyclics has the right to terminate the agreement if the Group challenge Pharmacyclics’ patents or fails its diligent obligations to develop or commercialize the licensed product pursuant to the license agreement with Pharmacyclics. In addition, the Group may terminate this agreement for convenience with advance written notice to Pharmacyclics. In the event this license agreement is terminated for any reason other than Pharmacyclics’ material breach, the Group will be responsible for continuing, at its cost for up to six months, to conduct clinical studies it conducts at the termination and transfer the control of the clinical studies to Pharmacyclics. If such transfer is expressly prohibited by a regulatory authority, the Group will continue to conduct such clinical studies to completion, at the Group’s cost.

Patent assignment and licensing agreement with Boehringer Ingelheim International GMBH (“BII”)

In August 2017, the Group entered into a Patent assignment and licensing agreement with BII, under which the Group accepts the assignment and transfer of the patents and know-how of BII to exclusively develop, manufacture and commercialize BII’s Pan-RAF Inhibitor BI 882370, also known as Dabrafenib, for the diagnosis, prevention or treatment of any and all diseases or conditions in humans or animals. BII retains the exclusive right to use the licensed compound to conduct internal preclinical research.

Under the terms of the agreement, the Group made upfront payments to BII totaling US$0.3 million which was recorded as a research and development expense in 2017. In addition, the Group is obligated to pay the following development and regulatory milestone payments: 1) 1st milestone payment of US$ 1,700,000 upon first dosing of a patient in Phase I Clinical Trial in the US or China; 2) 2nd milestone payment of US$ 4,000,000 upon first dosing of a patient in a pivotal Phase III Clinical Trial in the first indication in the US or China; 3) 3rd milestone payment of US$2,000,000 upon first dosing of a patient in a pivotal Phase III Clinical Trial in a second indication in the US or China; 4) 4th milestone payment of US$ 7,000,000 upon the grant of the first marketing authorization of the first indication in the US; 5) 5th milestone payment of US$3,000,000 upon the grant of the first marketing authorization of the first indication in China.

In addition, the Group will pay royalties at a certain percentage of the net sales. The royalty term commences from the first commercial sale of such licensed product in such country until the later of (i) the date on which such licensed product is no longer covered by a valid claim of the assigned patents and assigned invention, (ii) the expiration of regulatory exclusivity of the licensed product in such country, or (iii) the tenth anniversary of the first launch of the respective licensed product in the country, provided the licensed know-how is still proprietary, or such licensed know-how is no longer proprietary owing to a breach of its confidentiality obligations.

The Group has the right to terminate this agreement by providing BII with written notice.

License agreement with BII (XP-105)

In December 2018, Xynomic entered into a license agreement with BII for the worldwide exclusive rights to develop and commercialize XP-105 (also known as BI 860585) for all human and non-human diagnostic, prophylactic, and therapeutic uses.

Under the terms of the agreement, as of March 31, 2019 the Group was obligated to make upfront payments to BII totaling US$1 million which was recorded as a research and development expense for the year ended December 31, 2018 and was included in accrued expenses and other current liabilities as of December 31, 2018. In addition, the Group is obligated to pay the following development and regulatory milestone payments: 1) 1st milestone payment of US$7,000,000 upon first dosing of a patient in Phase II or Phase III Clinical Trial in the first indication either of which is intended to be a pivotal trial; 2) 2nd milestone payment of US$10,000,000 upon the grant of the first Marketing Authorization of the first indication.

In addition, the Group will pay royalties at a certain percentage of the net sales. The royalty term commences from the first commercial sale of such licensed product in such country until the later of (i) the date on which such licensed product is no longer covered by a valid claim of the licensed patents, (ii) the expiration of regulatory exclusivity of the licensed product in such country, or (iii) the tenth anniversary of the first launch of the respective licensed product in the country in the indication, provided the licensed know-how is still proprietary, or such licensed know-how is no longer proprietary owing to a breach of its confidentiality obligations.

The Group has the right to terminate this agreement by providing BII with written notice.

11.	COMMITMENTS AND CONTINGENCIES

(a)	Lease commitments

The Group entered into non-cancelable operating leases, primarily for office space, for initial terms of 12 to 36 months. Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease.

Future minimum lease payments under non-cancelable operating leases with remaining lease terms in excess of one year as of March 31, 2019 are:

Minimum Lease Payment Amount
Year ending March 31,
2020	$247,639
2021	234,064
2022	185,207
$666,910

Rental expenses for operating leases for the three months ended March 31, 2018 and 2019 were US$16,026 and US$48,164, respectively.

(b)	Other commitments

The Group is a party to or assignee of license and collaboration agreements that may require it to make future payments relating to milestone fees and royalties on future sales of licensed products (Note 10).

12.	RELATED PARTY TRANSACTIONS

(a)	Amount due to shareholders

i)	Payable due to a shareholder

For the three months ended March 31, 2018 and 2019, Yinglin Mark XU, the founder and CEO of the Company, advanced US$498,222 and US$412,961, respectively, to the Company to fund its operation. As of December 31, 2018 and March 31, 2019, the amount due to Yinglin Mark XU was US$2,008,936 and US$2,441,776, respectively.

ii)	Services purchased from a company affiliated with a shareholder

Eigenbridge, Inc., a company affiliated with Yong Cui, one of the Company’s shareholders and Vice President of Chemistry, Manufacturing and Controls, entered into a contractor agreement with the Company on February 26, 2017. Pursuant to the agreement, Eigenbridge, Inc., provided specialized advisory services to the Company. The Company recognized general and administrative of nil and US$25,908 for the three months ended March 31, 2018 and 2019, respectively. The amount due to Eigenbridge, Inc., were US$80,640 and nil as of December 31, 2018 and March 31, 2019, respectively.

iii)	Advances from and interest payable to a shareholder

On May 2, 2018, as one of the potential investors of Series B financing, Zhongshan Bison Healthcare Investment Limited (Limited Partnership) (“Zhongshan Bison”) entered into a loan agreement with Xynomic Pharmaceuticals (Nanjing) Co., Ltd. (“Xynomic Nanjing”). On May 13, 2018, Zhongshan Bison made an advance of RMB9,435,000 (equivalent to US$1,425,959) to fund the operations and business development of Xynomic Nanjing. Zhongshan Bison is entitled to withdraw the advance within 5 business days after Zhongshan Bison paid the first investment of Series B financing, or if current shareholders and investors fail to subscribe shares of the Series B financing within 6 months.

On August 16, 2018, Zhongshan Bison became one of the Series B Preferred Shareholders.

On August 23, 2018, Xynomic Nanjing entered into a termination agreement for the advance from Zhongshan Bison. Xynomic Nanjing is required to a) repay RMB1,800,000 of the advance from Zhongshan Bison within 2 days after signing the agreement; and b) repay the remaining RMB7,635,000 of the advance from Zhongshan Bison and interest accrued at annual interest rate of 8% from signing the agreement within six months from the date of the termination agreement.

On August 23, 2018, Xynomic Nanjing repaid RMB1,800,000 (equivalent to US$262,743) of the advance from Zhongshan Bison. As of December 31, 2018, the advance from Zhongshan Bison was US$1,112,455.

On January 21, 2019, Xynomic Nanjing repaid RMB5,064,000 (equivalent to US$747,189) of the advance from Zhongshan Bison. On February 20, 2019, Zhongshan Bison agreed to extend the due date of the remaining advance of RMB2,571,000 (US$383,097) and all accrued interest to April 15, 2019. On April 12, 2019, Zhongshan Bison agreed to further extend the due date of the remaining advance of RMB2,571,000 (US$383,097) and all accrued interest to June 30, 2019. On June 30, 2019, the due date was further extended to September 15, 2019.

Xynomic Nanjing accrued interest expense of US$15,088 for the advance from Zhongshan Bison for the three months ended March 31, 2019. The interest payable to Zhongshan Bison was US$31,697 and US$47,583 as of December 31, 2018 and March 31, 2019, respectively.

(b)	Service purchased from a shareholder

In June 2017, the Group paid US$295,021 to Bridge Pharm International Inc., one of the Company’s shareholders, pursuant to 20 months services agreement. Under the agreement, Bridge Pharm International Inc. provides consulting service, including business development, screening and selection of contract research organizations and contract manufacturing organizations and scouting and references of key scientific and managerial personnel to the Group. The Company recognized general and administrative of US$49,053 and nil for the three months ended March 31, 2018 and 2019, respectively. The balance related to the Bridge Pharm International Inc. was nil as of December 31, 2018 and March 31, 2019.

13.	SHARE-BASED COMPENSATION

2018 Stock Incentive Plan

On August 28, 2018, the Board of Directors of the Company approved a resolution to adopt the 2018 Stock Incentive Plan (the “2018 Plan”) that provides for the granting of options to selected employees, directors and non-employee consultants to acquire ordinary shares of the Company at exercise prices determined by the Board or the administrator appointed by the Board at the time of grant. Upon this resolution, the Board of Directors and shareholders authorized and reserved 8,908,430 ordinary shares for the issuance under the 2018 Plan. The number of ordinary shares available under the Plan shall increase annually on the first day of each fiscal year, beginning with the second fiscal year following the effective date of this Plan, and continuing until (and including) the fiscal year ending December 31, 2028, with such annual increase equal to the lesser of (i) 3,000,000 ordinary shares, (ii) 5% of the number of ordinary shares issued and outstanding on December 31 of the immediately preceding calendar year, and (iii) an amount determined by the Board. As of December 31, 2018 and March 31, 2019, 8,908,430 and 8,022,384 awards remain available for future grants under the 2018 Plan.

Under the 2018 Plan, the Company granted 886,046 ordinary shares of the Company with the below vesting schedule on January 21, 2019:

Granted to an employee (100,000 shares): 25% of the options is to be vested on April 30, 2019, and 1/48 of the options to be vested each month thereafter;

Granted to a non-employee (786,046 shares): 25% of the options is to be vested on August 31, 2019, and 1/48 of the options to be vested each month thereafter, subject to an acceleration vesting schedule that 75% is to be issued upon completion of the Company’s merger with Bison Capital Acquisition Corp, and 25% to be issued in one year after the closing of the merger.  The cost of the share options granted to the non-employee was fully recognized at the grant date, as no substantive future services are required.

Summary of Share Option Activities

The following tables summarize the Company’s share option activities for the three months ended March 31, 2019:

		Weighted	Weighted
		average	remaining	Aggregate
	Number of	exercise	contractual	intrinsic
Granted to Employee	shares	price	years	value
		US$		US$
Outstanding at January 1, 2019	-	-		-

Granted	100,000	1.00

Forfeited	-	-

Outstanding at March 31, 2019	100,000	1.00	9.82	855,730
Exercisable as of March 31, 2019	-	-	-	-

		Weighted	Weighted
		average	remaining	Aggregate
	Number of	exercise	contractual	intrinsic
Granted to Non-employee	shares	price	years	value
		US$		US$
Outstanding at January 1, 2019	-	-		-

Granted	786,046	0.10

Forfeited	-	-

Outstanding at March 31, 2019	786,046	0.10	9.82	7,433,873
Exercisable as of March 31, 2019	-	-	-	-

No options were exercised during the three months ended March 31, 2019.

Management is responsible for determining the fair value of options granted to employees and non-employees and considered a number of factors including valuations. The Company’s share-based compensation cost is measured at the fair value of the options as calculated under the binomial models.

Assumptions used in the option-pricing model are presented below:

2019
Risk-free interest rate	2.77%
Expected term	10 years
Volatility rate	36.1%
Dividend yield	0%
Exercise multiple	2.8
Fair value of underlying ordinary share	9.5573

The Company estimated the risk-free rates based on the 10-year U.S. bond as at the option valuation date. Life of the share options is the contract life of the option. Based on the option agreements, the contract life of the option are 10 years from the respective grant date. The expected volatility at the option valuation date was estimated based on historical volatility of comparable companies. The Company has no history or expectation of paying dividends on its ordinary shares. The Company estimated the fair value of the ordinary shares using the equity allocation approach when valuing options granted. As the Company did not have sufficient information of past employee exercise history, the expected exercise multiple was estimated by referencing to How to Value Employee Stock Options (published by John Hull& Allen White, Financial Analysts Journal, 2004 edition), a well-accepted academic publication.

The weighted average grant date fair value of the share options granted for the three months ended March 31, 2019 was US$9.3653. Compensation expense of US$7,683,282 were recognized in general and administrative relating to the 886,046 options for the three months ended March 31, 2019.

As of March 31, 2019, there was US$614,833 unrecognized compensation expenses related to non-vested options. The expenses are expected to be recognized over a period of 3.08 years.

14.	CHANGES IN SHAREHOLDERS’ DEFICIT

	Ordinary		Additional paid-in	Accumulated other comprehensive	Accumulated	Total Shareholders’
	Shares	Amount	capital	income/(loss)	deficit	Deficit
Balance as of December 31, 2017	9,617,121	$962	$-	$-	$(5,735,545)	$(5,734,583)
Redeemable convertible preferred shares redemption value accretion	-	-	(97,316)	-	-	(97,316)
Net loss	-	-	-	-	(618,930)	(618,930)
Balance as of March 31, 2018	9,617,121	$962	$(97,316)	$-	$(6,354,475)	$(6,450,829)

	Ordinary		Additional paid-in	Accumulated other comprehensive	Accumulated	Total Shareholders’
	Shares	Amount	capital	income/(loss)	deficit	Deficit
Balance as of December 31, 2018	9,617,121	$962	$14,168,915	$58,564	$(34,323,169)	$(20,094,728)
Redeemable convertible preferred shares redemption value accretion (Note 8)	-	-	(1,697,978)	-	-	(1,697,978)
Net loss	-	-	-	-	(14,144,555)	(14,144,555)
Foreign currency translation adjustment, net of nil income taxes	-	-	-	(36,991)	-	(36,991)
Share-based compensation	-	-	7,683,282	-	-	7,683,282
Balance as of March 31, 2019	9,617,121	$962	$20,154,219	$21,573	$(48,467,724)	$(28,290,970)

15.	SUBSEQUENT EVENT

The Group has considered subsequent events through July 5, 2019, which was the date these consolidated financial statements were available to be issued.

On May 15, 2019 (the “Effective Time”), each share of the Company’s ordinary shares and preferred shares issued and outstanding prior to the Effective Time was automatically converted into the right to receive, on a pro rata basis, the Closing Consideration Shares (as defined in the Merger Agreement) and the Earnout Shares (as defined in the Merger Agreement), and each option to purchase the Company’s ordinary shares that was outstanding immediately prior to the Effective Time was assumed by the XYN and automatically converted into an option to purchase shares of common stock of the XYN.

Following the business combination, the Company became a subsidiary of XYN.